Exhibit 3.1

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

OF

CAREER EDUCATION CORPORATION

It is hereby certified that:

1.     The name of the corporation (hereinafter called the "Corporation") is

Career Education Corporation

2.     The certificate of incorporation of the Corporation is hereby amended by striking out Article “I” thereof and by substituting in lieu of said Article the following new Article I:

“The name of the Corporation is Perdoceo Education Corporation."

3.     The amendment of the certificate of incorporation herein certified has been duly adopted by resolution at a meeting of the Board of Directors of the Corporation in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

4.     The effective time of the amendment herein certified shall be January 1, 2020 at 12:01 a.m.

Signed on December _17_, 2019

___/s/ Kenneth R. Zilch_________________

Name: Kenneth R. Zilch

Title: SVP-Corporate Tax, Treasurer

and Assistant Secretary